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                                  EXHIBIT 32.2


                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES?OXLEY ACT OF 2002

         In connection with the Quarterly Report of Terra Systems, Inc., on Form 10-QSB for the quarter ending September 30, 2002, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), Mark Faerber, a consultant performing certain services for the Company commonly performed by a Chief Financial Officer certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.


Date:  March 30, 2006


/a/ Mark Faerber
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Mark Faerber
Consultant performing certain services for the Company commonly performed by a Chief Financial Officer














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